Exhibit 10.14

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”), dated as of July 20, 2023, is made between MIRA Pharmaceuticals, Inc., a Florida corporation (the “Company”), and the Bay Shore Trust (“Payee”, and, collectively with the Company, the “Parties”).

WHEREAS, the Company is a party to a Promissory Note and Loan Agreement with Payee (the “Note”) under which the aggregate outstanding balance is approximately $1,957,581 as of the date of this Agreement.

WHEREAS, Payee desires to convert an aggregate of $1,100,190 of the outstanding principal balance of the Note (the “Agreed Amount”) in exchange for the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” or the “Securities”), upon the Company’s consummation of the anticipated listing of the Company’s Common Stock on a national securities exchange (the “IPO”), at a conversion price equal to the public offering price of the Company’s Common Stock in the IPO (the “Conversion”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Payee hereby agree as follows:

1.	Recitals. The recitals contained hereinabove are acknowledged by the Parties as being true and correct and are incorporated by reference herein.

2.	Conversion and Exchange of Agreed Amount. Upon the execution of the underwriting agreement for the IPO, the Agreed Amount shall automatically and without any further action of the Parties be automatically and immediately converted into and exchanged for a number of shares of Common Stock as shall be equal to the Agreed Amount divided the initial public offering price in the IPO, with any fractional resulting shares being rounded up to the next whole share. In consideration for the issuance of shares of Common Stock to Payee in connection with the Conversion, Payee shall deem the Agreed Amount to be paid in full and no longer owed to Payee.

3.	Representations and Warranties of Payee. Payee hereby represents and warrants as of the date hereof and as of the date of the Conversion as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

a.	Experience of Payee. Payee, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. Payee is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. The Payee is an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

b.	General Solicitation. Payee undersigned acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including, but not limited to: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

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c.	Speculative Nature of Investment; Risk Factors. Payee UNDERSTANDS THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. Payee represents that Payee’s investment objective is speculative in that Payee seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore Payee’s risk exposure is also speculative. The Securities offered hereby are highly speculative and involve a high degree of risk and Payee should only purchase these Securities if Payee can afford to lose its entire investment.

d.	No Registration. The Parties agree that the exchange and conversion of the Subject Amount for shares of Common Stock pursuant to this Agreement is being consummated without registration under the Securities Act pursuant to the exemptions from registration contained in Section 3(a)(9) and Section 4(2) of the Securities Act, including the exemption set forth in Rule 506 promulgated under Section 4(2) of the Securities Act. Accordingly, the shares of Common Stock issued pursuant hereto shall contain a restrictive legend of the type customarily included by the Company on Securities that are issued without registration under the Securities Act.

4.	Miscellaneous. This Agreement shall be binding upon the Parties hereto and their successors and assigns. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered by the Company and Payee. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Florida without regard to its principles of conflicts of laws. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf), electronic signature, or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signatures follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above.

MIRA PHARMACEUTICALS, INC.

By:	/s/ Michelle Yanez
Name:	Michelle Yanez
Title:	Chief Financial Officer

PAYEE

BAY SHORE TRUST

By:	/s/ George Cappy
George Cappy, Trustee

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